Exhibit 99.1

FOR IMMEDIATE RELEASE

Xperi Increases Annual Revenue and Cash Flow Guidance by $10 Million

San Jose, Calif. (June 23, 2022) – Xperi Holding Corporation (NASDAQ: XPER) (“Xperi” or the “Company”) today announced a $10 million increase in both its annual revenue and operating cash flow guidance for 2022. The increase is primarily due to a recently resolved contract dispute with a customer.

The updated guidance for revenue and operating cash flow for full year 2022 is as follows:

Category	Prior Outlook	Updated Outlook
Revenue	$910M to $950M	$920M to $960M
Operating Cash Flow	$200M to $230M	$210M to $240M

The Company’s FotoNation subsidiary filed a request for arbitration in January 2020 against a large mobile imaging customer for breach of contract. In settling the arbitration, Xperi entered into an agreement that resolves all outstanding disputes, provides an upfront payment to Xperi for past licensing fees, and requires additional license fees and payments to Xperi over the next few years.

“We are very pleased to have reached a resolution of this long-standing dispute,” said Jon Kirchner, chief executive officer of Xperi. “This resolution, along with a recent long-term renewal of a significant IP licensing customer, provides the foundation to increase our revenue and operating cash guidance outlook. We continue to execute on our long-term strategy, despite a challenging market backdrop.”

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company’s updated financial and cash flow outlook. In this context, forward-looking statements often address expected future business, financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "could," "seek," "see," "will," "may," "would," "might," "potentially," "estimate," "continue," "expect," "target," similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the anticipated benefits of the transaction. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenue, cost savings, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business strategies, and expansion and growth of the Company’s businesses; the Company’s ability to implement its business strategy; pricing trends, including the Company’s ability to achieve economies of scale; the ability of the Company to retain and hire key personnel; uncertainty as to the long-term value of the Company’s common stock; legislative, regulatory and economic developments affecting the Company’s business; general economic and market developments and conditions; failure to remediate the material weaknesses in our internal control over financial reporting; the evolving legal, regulatory and tax regimes under which the 4 Company operates; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, including Russia’s invasion of Ukraine, and natural disasters; the extent to which the COVID-19 pandemic continues to have an adverse impact on our business, results of operations, and financial condition will depend on future developments, including measures taken in response to the pandemic, which are highly uncertain and cannot be predicted; the impact of semiconductor supply chain constraints on our customers; and any plans regarding the separation of the Company’s IP and Product businesses. These risks, as well as other risks associated with the business, are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission ("SEC"), including the Company’s Annual Report on Form 10-K. While the list of factors presented here is, and the list of factors presented in the Company’s filings with the SEC are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s consolidated financial condition, results of operations, liquidity or trading price of common stock. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Xperi Holding Corporation

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (Adeia, DTS, HD Radio, IMAX Enhanced, TiVo), and by its startup, Perceive, make entertainment more entertaining, and smart devices smarter. Xperi technologies are integrated into billions of consumer devices, media platforms, and semiconductors worldwide, driving increased value for partners, customers and consumers.

Xperi, Adeia, DTS, IMAX Enhanced, HD Radio, Perceive, TiVo and their respective logos are trademarks or registered trademarks of affiliated companies of Xperi Holding Corporation in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Xperi Investor Contact:

Jill Koval, Arbor Advisory Group

+1 203-832-4449

ir@xperi.com

Media Contact:

Amy Brennan, Senior Director, Corporate Communications

+1 949-518-6846

amy.brennan@xperi.com

SOURCE: XPERI HOLDING CORP

XPER-C

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